SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-FAIRCHILD CORP CL A

                    GAMCO INVESTORS, INC.
                                 1/20/04           20,000             5.0800
                                 1/20/04            1,000             5.0700
                                 1/16/04            7,200             5.0250
                                 1/15/04          100,000             5.0336
                                 1/12/04            6,000             5.0000
                                 1/12/04           30,000             4.9997
                                 1/09/04           30,000             5.0000
                                 1/09/04           10,000             5.0000
                    GABELLI ADVISERS, INC.
                                 1/20/04           22,000             5.0768
                    GABELLI FUNDS, LLC.
                         GABELLI SMALL CAP GROWTH FUND
                                 1/20/04            2,300             5.0768


          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NYSE.

          (2) PRICE EXCLUDES COMMISSION.